UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments.

On September 4, 2024, Passage Bio, Inc. (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) to sublease approximately 3,200 square feet, or 5% of its approximately 62,000 feet of leased laboratory space (the “Laboratory Lease”) in Hopewell, New Jersey. In connection with previous announcements in (i) July of 2023, for an organizational redesign, and (ii) August of 2024, for the outlicense of PBGM01 for the treatment of GM1 gangliosidosis, PBKR03 for the treatment of Krabbe disease, and PBML04 for the treatment of metachromatic leukodystrophy (collectively the “Corporate Developments”), the Company pursued opportunities to sublease portions of its leased laboratory space to partially offset its financial obligations under the Laboratory Lease.

As a result of the Sublease Agreement and actions related to the Corporate Developments, the Company reassessed asset groups and evaluated such asset groups for impairment under Accounting Standards Codification 360, Long-lived assets: Impairment or disposals of long-lived assets, for all long-lived assets at its leased laboratory space, which comprises of right-of-use assets, leasehold improvements and laboratory equipment. As a result, the Company expects to recognize impairment expenses of approximately $3.5 million to $5.5 million in the period ending September 30, 2024. This range is preliminary, unaudited and may change. Additionally, this range was prepared by management based on the most current information available to management, and is subject to the completion by management of the financial statements as of and for the quarter ending September 30, 2024, including completion of the review procedures, final adjustments and other developments, including entering sublease agreements for additional portions of the Company’s leased laboratory space, that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements for the year ending December 31, 2024.

The Sublease Agreement term begins in September 2024 and continues through September 2029. The sublessee has the option to extend the term of the sublease through December 2032. The base sublease rent is $0.1 million per year and increases by 2.5% annually through the expiration of the Sublease Agreement. Additionally, the sublessee is required to pay the portion of the common area maintenance expenses, operating expenses, and use and occupancy taxes that the Company is required to pay under the Laboratory Lease agreement.

The non-cash impairment expenses will not impact the Company’s cash runway and the Company continues to expect that its existing cash, cash equivalents and marketable securities will fund its operating expenses and capital expenditure requirements to the end of the second quarter of 2026. The Company expects income from the Sublease Agreement to reduce its net loss, as calculated under generally accepted accounting principles in the United States (GAAP), by approximately $0.1 to $0.2 million on an annualized basis compared to 2023 expenses.

The Company is pursuing additional opportunities to sublease additional space to further offset portions of its financial obligations under the Laboratory Lease.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements related to expectations regarding aggregate impairments related to the Sublease Agreement and the timing to recognize these charges and other costs associated with the Sublease Agreement; our expectations about manufacturing plans and strategies and our expectations about cash runway; are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 8, 2024 and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: September 6, 2024	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer

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